Exhibit 16.1

October 10, 2007

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	NTN Buzztime, Inc.

File No. 001-11460

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of NTN Buzztime, Inc. for the event that occurred on October 5, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ HASKELL & WHITE LLP